Exhibit 10.1
CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ACQUISITION AND EXPLORATION AGREEMENT

This Acquisition and Exploration Agreement (the “Agreement”), entered into as of the 20th day of September, 2012 (the “Effective Date”), is by and between Quicksilver Resources Inc. (“Quicksilver”), a Delaware corporation, whose address is 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102, and SWEPI LP (“SWEPI”), a Delaware limited partnership, whose address is 200 North Dairy Ashford, Houston, Texas  77079.  Quicksilver and SWEPI may be referred to individually as a “Party,” and collectively as the “Parties.”

RECITALS

A.   Quicksilver is the current owner and holder of approximately 214,339 net acres of oil, gas and mineral leases covering lands in Moffat and Routt Counties, Colorado, as further described in Part I of Exhibit A-1 attached hereto (the “Quicksilver Leases”), along with the oil and gas wells located on the Quicksilver Leases in Moffat and Routt Counties, Colorado, as more particularly described on Exhibit B attached hereto (the “Quicksilver Wells”), and certain personal property, leasehold equipment, and associated facilities, including but not limited to casing, wellhead equipment, fixtures, pipelines, rights of way and easements necessary and convenient to operate and produce such wells owned by Quicksilver and associated with such wells as of the Effective Date, along with various agreements (including but not limited to, surface use agreements, water disposal rights agreements, radio tower agreements, water rights agreements, road access agreements, easements and rights-of-ways, production sales agreements and other agreements) associated or related to the production or marketing of mineral interests and described on Exhibit K (“Quicksilver Miscellaneous Agreements”); provided, however, that the Quicksilver Excluded Assets are excluded from this Agreement for all purposes. The Parties shall cooperate to amend (i) Exhibit K if a Party subsequently finds agreements that should have been listed on Exhibit K and (ii) Exhibit A-1 to include any acreage located within the SWAN Project Area and covered by an oil, gas and mineral lease or unleased fee and mineral interest (a) held or owned by Quicksilver as of the Effective Date and (b) inadvertently omitted from Exhibit A-1.

B.           SWEPI is the current owner and holder of approximately 118,443 net acres of oil, gas and mineral leases covering lands in Moffat and Routt Counties, Colorado, as further described in Part I of Exhibit A-2 attached hereto (the “SWEPI Leases”), along with various agreements (including but not limited to, surface use agreements, water disposal agreements, radio tower agreements, water rights agreements, road access agreements, easements and rights-of-ways, production sales agreements and other agreements) associated or related to the production or marketing of mineral interests and described on Exhibit L (the “SWEPI Miscellaneous Agreements”). The Quicksilver Leases and the SWEPI Leases are hereinafter collectively referred to as the “Leases”.  The Quicksilver Miscellaneous Agreements and the SWEPI Miscellaneous Agreements are hereinafter collectively referred to as the “Miscellaneous Agreements”.  The Parties shall cooperate to amend (i) Exhibit L if a Party subsequently finds agreements that should have been listed on Exhibit L and (ii) Exhibit A-2 to include any acreage located within the SWAN Project Area and covered by an oil, gas and mineral lease or unleased fee and mineral

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

interest (a) held or owned by SWEPI as of the Effective Date and (b) inadvertently omitted from Exhibit A-2.

C.           Each Party or its Affiliate may own unleased fee and mineral interests (“Oil and Gas Interests” ) in the Swan Project Area (which interests are listed in Part II at the bottom of Exhibits A-1 (the “Quicksilver Interests”) and A-2 (the “SWEPI Interests”)).  Following Closing, the Oil and Gas Interests shall be treated for all purposes of this Agreement as if it were covered by the form of Oil and Gas Lease attached hereto as Exhibit N, and the owner thereof shall be deemed to own both a royalty interest in such lease and the interest of the lessee thereunder.  At Closing, each Party or its Affiliate will lease 50% of its interest to the other Party at the Allocated Value for a primary term of three (3) years, reserving a [***] percent [***] royalty interest.

D.           The Parties desire to enter into this Agreement in order to provide the terms and conditions under which Quicksilver and SWEPI will i) cross assign interests in the Leases; ii) lease 50% of its interest in the Oil and Gas Interests to the other Party; iii) jointly explore for and produce hydrocarbons; and/or iv) acquire additional leasehold or other interests within the confines of the project area, depicted on Exhibit C attached hereto (the “SWAN Project Area”).  If a Lease, Oil and Gas Interest or Miscellaneous Agreement contains acreage that is both inside and outside the SWAN Project Area, it is the intent of the Parties to include in this Agreement the acreage in the Lease, Oil and Gas Interest or Miscellaneous Agreement that is within the SWAN Project Area and to specifically exclude any acreage in a Lease, Oil and Gas Interest or Miscellaneous Agreement that falls outside of the SWAN Project Area.  In connection therewith, all references in this Agreement to net mineral acres covered by or for any Lease or Interest shall be deemed to refer to and only include those net mineral acres covered by such Lease or Interest which are located within the SWAN Project Area.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1 – DEFINITIONS AND EXHIBITS

1.1           The following defined terms shall have the meaning given herein as follows:

2012 Lease Defect.     As defined in Article 3.5.

2013A Lease Defect.   As defined in Article 3.5.

2013A Lease Defect Acreage Amount.    As defined in Article 3.6.c.

2013B Lease Defect.   As defined in Article 3.5.

2013B Lease Defect Acreage Amount.    As defined in Article 3.6.c.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2012 Lease Defect Acreage Amount.    As defined in Article 3.6.b.

2013 Lease Defect Acreage Amount.      As defined in Article 3.6.c.

Acquisition.   As defined in Article 4.2.

AFE.   Authorization (or Authority) For Expenditure, as illustrated in Exhibit F.

Affiliate.   Any company or other legal entity, whether private or public, which controls, is controlled by, or is under common control with, a Party.  For the purpose of this definition, “control” means the ownership by one entity of fifty percent (50%) or more of the voting rights of any other entity.

Agreement.    As defined in the preamble.

Allocated Value.  As defined in Article 2.2.

AMI.    As defined in Article 4.1.

Anticipated Operations.     As defined in Article 5.1.b.

Assignment of Interest.    As defined in Article 2.3.

Bonus Payment.    As defined in Article 2.2.

Closing.       The consummation of the transactions evidenced by this Agreement.

Confidential Information.      As defined in Article 14.1.

Defect Adjustment.  As defined in Article 3.6.a.

Disclaiming Party.    As defined in Article 11.3.

Dispute.     As defined in Article 16.

Effective Date.    As defined in the preamble.

Election Period.       As defined in Article 7.2.

Environmental Defect.      As defined in Article 3.4.

Event of Force Majeure.     As defined in Article 12.

Existing Unit Operating Agreement.    As defined in Article 6.4.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Federal/State Unit Operating Agreement.    The form of which is attached hereto as Exhibit E-2.

Initial Well.   As defined in Article 7.1.

Interim JOA.     As defined in Article 5.2.

Interim Wells.      Each well listed in Exhibit O.

Lease Burdens.    As defined in Article 2.3.

Lease Defect and Lease Defects.    As defined in Article 3.5.

Leases.    As defined in the Recitals.

Marketable Title.       As defined in Article 3.3.

Miscellaneous Agreements.         As defined in the Recitals.

Objective Depth and Length.    As defined in Article 7.1.d.

Oil and Gas Interests.      As defined in the Recitals and listed on Exhibits A-1 and A-2.

Oil and Gas Lease.     As defined in the Article 2.5.

Operating Agreement.     The form of which is attached hereto as Exhibit E-1.

PA.  As defined in Article 8.2.

Party and Parties.     As defined in the preamble.

Productive Well.       As defined in Article 8.1.

Property.     As defined in Article 11.3.a.

Proportionate Share.    As defined in Article 2.8.

Prospect Block.      As defined in Article 7.1.

Quarterly Meeting.     As defined in Article 5.1.

Quicksilver.    As defined in the preamble.

Lease Defect Acreage Payment.      As defined in Article 3.6.c.

Quicksilver 2013 Lease Defect Acreage Amount.    As defined in Article 3.6.e.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Quicksilver Excluded Assets.   The assets, properties and interests described on Exhibit I.

Quicksilver Interests.    As defined in the Recitals.

Quicksilver Lease Defect Acreage Payment.     As defined in Article 3.6.e.

Quicksilver Leases.     As defined in the Recitals and listed in Part I of Exhibit A-1.

Quicksilver Miscellaneous Agreements.        As defined in the Recitals and listed on Exhibit K.

Quicksilver Title and Environmental Data.     As defined in Article 3.1.

Quicksilver Wells.       As defined in the Recitals and listed on Exhibit B.

Recipient.    As defined in Article 11.3.b.

Semi-Annual Meeting.     As defined in Article 5.1.

Subsequent Operations.     As defined in Article 10.

SWAN Project Area.     The geographic area as defined in the Recitals and as depicted on Exhibit C.

SWEPI.   As defined in the preamble.

SWEPI 2013 Lease Defect Acreage Amount.       As defined in Article 3.6.d.

SWEPI Interests.    As defined in the Recitals.

SWEPI Lease Defect Acreage Payment.    As defined in Article 3.6.d.

SWEPI Leases.   As defined in the Recitals and listed on Exhibit A-2.

SWEPI Miscellaneous Agreements.   As defined in the Recitals and listed on Exhibit L.

SWEPI Title and Environmental Data.    As defined in Article 3.1.

Termination Date.   defined in Article 4.1.

Title Defect.     As defined in Article 3.3.

1.2          The following Exhibits are attached hereto and are incorporated and made a part hereof:

Exhibit A-1                                Schedule of Quicksilver Leases and Oil and Gas Interests

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A-2                            Schedule of SWEPI Leases and Oil and Gas Interests
Exhibit B                               Schedule of Quicksilver Wells
Exhibit C                               Plat of the SWAN Project Area
Exhibit D                               Form of Assignment
Exhibit E-1                            Form of  Operating Agreement and Memorandum
Exhibit E-2                            Form of Federal/State Unit Operating Agreement
Exhibit F                               Form of AFE
Exhibit G-1                           Form of Federal Unit Agreement
Exhibit G-2                           Form of State Unit Agreement
Exhibit H                              Designated Account
Exhibit I                                Quicksilver Excluded Assets
Exhibit J                               Assignment and Bill of Sale
Exhibit K                              Quicksilver Miscellaneous Agreements
Exhibit L                                SWEPI Miscellaneous Agreements
Exhibit M                              Form of Assignment (Acquisitions and Acquired Interests)
Exhibit N                               Form of Oil and Gas Lease
Exhibit O                               Interim Wells
Exhibit 2.3                            Certain Lease Burdens
Exhibit 6.4                            Existing Unit Operating Agreements
Exhibit 11.1(c)                     Quicksilver Consents, Waivers, Approvals, etc.
Exhibit 11.1(d)                     Existing Lawsuits and Proceedings
Exhibit 11.1(h)             Environmental Matters (Quicksilver Interests, Leases and Wells)
Exhibit 11.2(c)                     SWEPI Consents, Waivers, Approvals, etc.
Exhibit 11.2(g)                     Environmental Matters (SWEPI Interests and Leases)

ARTICLE 2 – CLOSING AND DELIVERIES

2.1           Closing.  Subject to the terms of this Agreement, the Closing shall occur on a date and time to be mutually agreed upon by the Parties, or lacking such agreement, on or before one-hundred twenty (120) days from the Effective Date at SWEPI’s offices in Houston, Texas.

2.2           Bonus Payment.  At Closing, SWEPI shall pay Quicksilver a bonus consideration equal to fifty percent (50%) of [***] multiplied by the net mineral acres (“Allocated Value”) with such net mineral acres equaling the difference between (i) the number of Quicksilver net mineral acres listed on Exhibit A-1 as being located within the SWAN Project Area, as such number may be adjusted pursuant to Articles 3.6.a. and 3.6.b., minus (ii) the number of SWEPI net mineral acres listed on Exhibit A-2 as being located within the SWAN Project Area, as such number may be adjusted pursuant to Article 3.6.a.  SWEPI shall pay such bonus consideration (the “Bonus Payment”) in immediately available funds by wire transfer to the account designated on Exhibit H.

2.3           Assignments of Interest.  At Closing, each Party shall deliver to the other Party proper assignments of an undivided fifty percent (50%) of their respective right, title and interest in and to the Leases and Miscellaneous Agreements in substantially the same form as shown in Exhibit D (the “Assignment of Interest”) and, with respect to any

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Lease granted by the State of Colorado or Bureau of Land Management, any additional assignments of such Leases on the appropriate State of Colorado or Bureau of Land Management Form.  The Assignment of Interest to be executed by each Party at Closing shall except and reserve from the interests to be conveyed thereunder an overriding royalty interest in and to each Lease covered thereunder equal to the positive difference, if any, between all existing royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens (“Lease Burdens”) encumbering such Lease and [***] percent [***].  Except as set forth on Exhibit 2.3, all Lease Burdens must be previously recorded as of the Effective Date.  For avoidance of doubt, if the Lease Burdens are equal to or greater than [***] percent [***], then no overriding royalty interest shall be reserved in the Assignment of Interest for such Lease.

2.4           Assignments of Interest in the Quicksilver Wells. At Closing, Quicksilver shall deliver an assignment and bill of sale of an undivided fifty percent (50%) of all of Quicksilver’s right, title and interest in and to the Quicksilver Wells, in substantially the same form as shown in Exhibit J.

2.5           Leases of Oil and Gas Interests.  At Closing, each Party (or its Affiliate) shall deliver to the other Party oil and gas leases for a primary term of three (3) years covering 50% of each Party’s (or its Affiliate’s) interest in the Oil and Gas Interests, which oil and gas leases shall be in the form of the Oil and Gas Lease attached as Exhibit N (each, an “Oil and Gas Lease”).

2.6           Operating Agreements.  At Closing, each Party shall deliver to the other Party (a) an operating agreement, substantially in the form of Operating Agreement and Memorandum (Exhibit E-1), covering the North One-half of Township 6 North, Range 92 West and (b) an operating agreement, substantially in the form of Operating Agreement and Memorandum (Exhibit E-1), covering all of Sections 19 – 21 & 28 – 33 of Township 6 North, Range 90 West.

2.7           Certificates.  At Closing, each Party shall deliver to the other Party a certificate dated as of the Closing executed on behalf of such Party by a duly authorized officer of such Party (or the general partner of such Party, as the case may be) stating that (a) the representations and warranties of such Party contained in this Agreement are true and correct in all material respects on and as of Closing as though made as of Closing and (b) the covenants and agreements of such Party to be performed on or before Closing in accordance with this Agreement have been duly performed in all material respects.

2.8           Proportionate Share. Subject to the terms and conditions herein contained, the Parties hereby agree to participate in the exploration, appraisal, development and production of the SWAN Project Area as to the undivided interests set forth below:

Company	Interest
SWEPI	50.0%
Quicksilver	50.0%

As herein used, said interests shall be referred to as “Proportionate Share”.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.9           Interim Wells.  Within 10 days after the Effective Date, each Party will provide an AFE for each of the Interim Wells it operates to the other Party.  With respect to each Interim Well that is located on a Lease or Oil and Gas Interest that is not excluded from this Agreement pursuant to the terms of this Agreement, at Closing each Party agrees to (a) reimburse the other Party who operates such Interim Well for such non-operating Party’s Proportionate Share of all costs such operating Party incurred prior to Closing with respect to such Interim Well that would be chargeable to the Joint Account as direct costs pursuant to the Operating Agreement as if the Operating Agreement was in effect for such Interim Well, which costs shall be substantiated in a statement delivered by such operating Party to such non-operating Party not less than three (3) business days before Closing and (b) participate in the drilling and completion of such Interim Well from and after Closing pursuant to the terms and conditions of the applicable operating agreement or Federal/State Unit Operating Agreement.

ARTICLE 3 – TITLE AND ENVIRONMENTAL REVIEW

3.1           Title and Environmental Review. Within five (5) business days from the Effective Date, unless consent is required from a third party, which Quicksilver will diligently seek to obtain, Quicksilver shall make available to SWEPI copies of all files, records, data and environmental information including but not limited to  environmental reports, oil and gas leases, lease options, top leases, proof of payment, affidavits of heirship, title opinions, rental receipts, royalties, overriding royalties, net profits interests, production payments, reversionary interests and other similar burdens on production, correspondence and other title material in Quicksilver’s possession relating to the Quicksilver Interests, Quicksilver Leases and Quicksilver Wells (collectively, “Quicksilver Title and Environmental Data”). Quicksilver further agrees to grant access to the lands covered by any of such Quicksilver Interests or Quicksilver Leases or included in the Quicksilver Wells for the purpose of conducting an environmental review and physical inspection (with consents as needed); provided, however, that SWEPI shall not be entitled to conduct any testing or sampling of soil, groundwater or other materials in connection with any such review or inspection. The Quicksilver Title and Environmental Data shall be provided by Quicksilver to SWEPI hereunder, at Quicksilver’s offices or, where available, in electronic form, without representation or warranty as to the accuracy, completeness or correctness thereof.  SWEPI’s review of the Quicksilver Title and Environmental Data shall be subject to the confidentiality provisions contained in Article 14.  Within five (5) business days from the Effective Date, unless consent is required from a third party, which SWEPI will diligently seek to obtain, SWEPI shall make available to Quicksilver electronic copies of all files, records, data and environmental information including but not limited to environmental reports, the oil and gas leases, lease options, top leases, proof of payment, affidavits of heirship, title opinions, rental receipts, royalties, overriding royalties, net profits interests, production payments, reversionary interests and other similar burdens on production, correspondence and other title material in SWEPI’s possession relating to the SWEPI Interests  or SWEPI Leases (collectively, “SWEPI Title and Environmental Data”). SWEPI further agrees to grant access to the lands covered by any such SWEPI Interests or SWEPI Leases for the purpose of conducting an environmental review and physical inspection (with consents as

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

 needed); provided, however, that Quicksilver shall not be entitled to conduct any testing or sampling of soil, groundwater or other materials in connection with any such review or inspection. The SWEPI Title and Environmental Data shall be provided by SWEPI to Quicksilver hereunder, at SWEPI’s offices or, where available, in electronic form, without representation or warranty as to the accuracy, completeness or correctness thereof. Quicksilver’s review of the SWEPI Title and Environmental Data shall be subject to the confidentiality provisions contained in Article 14.

3.2           Notification.  If either Party determines that any of the Leases are subject to any Title Defect(s), Lease Defect(s) or Environmental Defect(s) or if SWEPI determines that any of the Quicksilver Wells are subject to any Title Defect(s) or Environmental Defect(s), that Party shall deliver to the other Party written notice(s) of such defects on or before sixty (60) days after the Effective Date, along with written documentation in reasonable detail describing such Title Defect(s), Lease Defect(s) or Environmental Defect(s); provided, however, that if Quicksilver or SWEPI discover a Title Defect, Lease Defect or Environmental Defect at any time during such sixty (60) day period, Quicksilver or SWEPI, as the case may be, shall give the other Party written notice of such defect promptly after discovering the same, which notice may be preliminary in nature and supplemented at any time and from time to time prior to the expiration of such sixty (60) day period.  Notwithstanding anything contained in this Agreement to the contrary, any Title Defect, Lease Defect or Environmental Defect that is not contained in such notice(s) to the Party as of the expiration of such sixty (60) day period shall be deemed waived as to such Oil and Gas Interest(s), Lease(s) and Quicksilver Well(s); provided, however, that such waiver shall not apply to a Party’s right to terminate this Agreement pursuant to Article 17.8 or apply to any matter that a Party may assert as a breach of the representations and warranties set forth in Articles 11.1.d., 11.1.h., 11.2.d. and 11.2.g. and of the special warranty of title set forth in the Assignment of Interest and the assignment and bill of sale delivered by Quicksilver to SWEPI pursuant to Article 2.4.  Each Party shall have the right, but not the obligation, to use reasonable efforts in good faith to cure, at its own cost and expense, each (a) Title Defect and Environmental Defect to the other Party’s reasonable satisfaction on or before ninety (90) days after the Effective Date, (b) 2012 Lease Defect on or before the Closing and (c) 2013 Lease Defect on or before June 30, 2013.

3.3           Title Defects.  For the purposes of this Agreement, a “Title Defect” shall mean any lien, encumbrance or defect which renders a Party’s title to a Lease or an Oil and Gas Interest less than Marketable Title.  For purposes of this Agreement, “Marketable Title” shall mean title to the Leases (on a Lease by Lease basis) or Oil and Gas Interests (on an interest by interest basis) which in accordance with the custom and practice in the oil and gas industry:

a.	entitles owner to the net mineral acres included within the SWAN Project Area for such Lease or Oil and Gas Interest as set forth in Exhibit A-1 or A-2, as applicable;

b.
entitles Quicksilver to receive, based on its interest in the Quicksilver Lease or Quicksilver Interest, not less than [***] percent [***] of all the production from each Quicksilver Interest, Quicksilver Lease and Quicksilver Well;

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

c.	entitles SWEPI to receive not less than [***] percent [***] of all the production from each SWEPI Interest and SWEPI Lease;

d.
obligates the Party to bear not more than that share of costs and expenses relating to development of and operations on all or that portion of the land covered by each Oil and Gas Interest or Lease which is located within the SWAN Project Area equal to a Party’s net mineral acres covered by such Oil and Gas Interest or Lease divided by the gross mineral acres in all or that portion of the land covered by such Oil and Gas Interest or Lease which is located within the SWAN Project Area;

e.
is free and clear of all mortgages, liens and encumbrances, except (i) liens for taxes not delinquent, (ii) any and all mortgages, deeds of trust, financing statements or security agreements covering a lessor’s fee estate in and under the Leases to the extent placed of record after the recording of the applicable Lease, and (iii) liens created under any operating agreement or by operation of law with respect to obligations which are not yet due;

f.
is deducible from public record or curative documents and is free from reasonable doubt to the end that a prudent person engaged in the business of ownership, development and operation of oil and gas leases with knowledge of all the facts would be willing to accept the same; and

g.
is not subject to any (i) pending claim, action, suit or proceeding before any governmental authority filed by, or (ii) written threat to institute any action, suit or proceeding received by a Party from, any person disputing the title of the Party’s interest in the Oil and Gas Interests or Leases.

Notwithstanding any other provision in this Agreement to the contrary, the following matters shall not be asserted as, and shall not constitute Title Defects:  (i) defects in the chain of the title that occurred at least [***] years prior, consisting of the mere failure to recite marital status in a document or omissions of successions of heirship proceedings, unless the Party asserting the defect provides affirmative evidence that such failure or omission results in another party’s superior claim of title to the relevant Oil and Gas Interest or Lease, (ii) defects arising out of lack of survey unless expressly required by law, (iii) defects arising out of lack of corporate authorization, unless the Party asserting the defect provides affirmative evidence that such corporate action was not authorized and results in another person’s superior claim of title to the relevant Oil and Gas Interest or Lease, (iv) defects that have been cured by possession under the applicable statutes of limitations, (v) defects or irregularities resulting from or relating to probate proceedings or the lack thereof, which defects or irregularities have been outstanding for [***] years or more, and (vi) defects based solely on the existence

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of prior oil and gas leases relating to the Oil and Gas Interests or Leases that are expired and no longer in force and legal effect but not surrendered of record.

3.4           Environmental Defects.  For the purposes of this Agreement, an “Environmental Defect” shall mean any condition (other than any condition relating to the matters described on (i) Exhibit 11.1(h) with respect to the Quicksilver Interests, Quicksilver Leases and Quicksilver Wells and (ii) Exhibit 11.2(g) with respect to the SWEPI Interests and SWEPI Leases) with respect to the air, land, soil, surface, subsurface, surface waters, ground waters and/or sediments that causes an Oil and Gas Interest or a Lease (or, with respect to a Quicksilver Well, Quicksilver) not to be in compliance with any environmental law, regulation, rule, local ordinance or decree as of the Effective Date.

3.5           Lease Defects.  For purposes of this Agreement, (a) “2012 Lease Defect” shall be deemed to exist with respect to any Lease if the primary term of such Lease expires on or before December 31, 2012, and such Lease is not held by production or otherwise as of the expiration of the primary term thereof, (b) “2013A Lease Defect” shall be deemed to exist with respect to any Lease if the primary term of such Lease expires on a date between January 1, 2013 and June 30, 2013, and such Lease is not held by production or otherwise as of the expiration of the primary term thereof, (c) “2013B Lease Defect” shall be deemed to exist with respect to any Lease if the primary term of such Lease expires on a date between July 1, 2013 and December 31, 2013, and such Lease is not held by production or otherwise as of the expiration of the primary term thereof, and (d) a 2012 Lease Defect, a 2013A Lease Defect and 2013B Lease Defect may be referred to individually as a “Lease Defect” and collectively as “Lease Defects”.

3.6           Defect Adjustment.

a.
If any Title Defect or Environmental Defect is not cured or removed to the reasonable satisfaction of the obtaining Party on or before ninety (90) days after the Effective Date, and the obtaining Party does not waive such Title Defect or Environmental Defect, then for purposes of calculating the amount of the Bonus Payment to be paid at Closing, the (i) Oil and Gas Interest(s) and Lease(s) affected by such Title Defect or Environmental Defect shall be excluded from this Agreement and Exhibit A-1 or A-2, as the case may be, and/or (ii) Quicksilver Well(s) and the number of net mineral acres covered by an Oil and Gas Interest or a Lease and included in the state prescribed pro-ration unit associated with the Quicksilver Well shall be excluded from this Agreement and Exhibit A-1 and Exhibit B (“Defect Adjustment”).  Notwithstanding the foregoing, there shall be no Defect Adjustment on account of (x) any Title Defect (other than those resulting from a Party’s failure to have Marketable Title on account of the matters described in Article 3.3.b. or 3.3.c.) with respect to (i) a Quicksilver Interest or Quicksilver Lease to the extent the number of net mineral acres covered by such interest or lease (when taken together with the aggregate number of net mineral acres covered by all other Quicksilver Interests and Quicksilver Leases subject to a Title Defect) does not exceed [***] percent [***] of the total number of net mineral acres located within the SWAN Project Area and set forth on Exhibit A-1 as of the Effective Date for all Quicksilver Interests and Quicksilver Leases and (ii) a SWEPI Interest or SWEPI Lease to the extent the number of net mineral acres covered by such interest or lease (when taken together with the aggregate number of net mineral acres covered by all other SWEPI Interests and SWEPI Leases subject to a Title Defect) does not exceed [***] percent [***] of the total number of net mineral acres located within the SWAN project Area and set forth on Exhibit A-2 as of the Effective Date for all SWEPI Interests and SWEPI Leases and (y) an Environmental Defect to the extent the estimated cost and expense to take such actions as are reasonable and necessary under environmental law to remediate or cure such condition does not exceed [***].

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

b.
If by Closing a 2012 Lease Defect is not cured or removed by (i) obtaining a renewal or extension of the primary term of the Lease affected by such 2012 Lease Defect of not less than [***] months (or, in the case where the State of Colorado granted such Lease, not less than [***] months) and upon terms and conditions that are the same as or similar in all material respects to those set forth in such Lease or (ii) holding the same by production or otherwise, and the obtaining Party does not waive such 2012 Lease Defect, for the purpose of calculating the amount of the Bonus Payment to be paid at Closing, the total number of net mineral acres located within the SWAN Project Area and listed on Exhibit A-1 or A-2, as the case may be, shall be reduced by [***] percent [***] for each Lease affected by any such 2012 Lease Defect (the amount of such reduction with respect to a Lease being the “2012 Lease Defect Acreage Amount”).  If the non-obtaining Party cures a 2012 Lease Defect after the Closing and before the date on which the primary term of the Lease affected by such 2012 Lease Defect expires, the obtaining Party shall pay to the non-obtaining Party in immediately available funds by wire transfer to the account designated for the non-obtaining Party on Exhibit H an amount equal to [***] percent [***] of the 2012 Lease Defect Acreage Amount for such Lease multiplied by [***] within ten (10) business days after receiving documentation substantiating such cure from the non-obtaining Party.

c.
If by June 30, 2013, a 2013A Lease Defect or a 2013B Lease Defect is not cured or removed by (i) obtaining a renewal or extension of the primary term of the Lease affected by such Lease Defect of not less than [***] months (or, in the case where the State of Colorado granted such Lease, not less than [***] months) and upon terms and conditions that are the same as or similar in all material respects to those set forth in such Lease or (ii) holding the same by production or otherwise by the expiration of the primary term of the Lease affected by such Lease Defect, and the obtaining Party does not waive such Lease Defect, then the net mineral acres for each Lease affected by any 2013A Lease Defect multiplied by [***] percent [***] shall be the “2013A Lease Defect Acreage Amount” and the net mineral acres for each Lease affected by any 2013B Lease Defect multiplied by [***] percent [***] shall be the “2013B Lease Defect Acreage Amount”.  The “2013 Lease Defect Acreage Amount” shall mean the 2013A Lease Defect Acreage Amount plus the 2013B Lease Defect Acreage Amount.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

d.
If the 2013 Lease Defect Acreage Amount for all SWEPI Leases affected by a Lease Defect is greater than the 2013 Lease Defect Acreage Amount for all Quicksilver Leases affected by a Lease Defect (the amount of such difference being the “SWEPI 2013 Lease Defect Acreage Amount”), then SWEPI shall pay to Quicksilver, in the form of a credit for well costs associated with subsequent AFEs submitted by a Party, an amount equal to fifty percent (50%) of the SWEPI 2013 Lease Defect Acreage Amount multiplied by [***] (“SWEPI Lease Defect Acreage Payment”).  If the total SWEPI Lease Defect Acreage Payment has not been paid by SWEPI by June 30, 2014, then SWEPI shall pay Quicksilver the remaining SWEPI Lease Defect Acreage Payment by July 31, 2014 in immediately available funds by wire transfer to the account designated for Quicksilver on Exhibit H.

e.
If the 2013 Lease Defect Acreage Amount for all Quicksilver Leases affected by a Lease Defect is greater than the 2013 Lease Defect Acreage Amount for all SWEPI Leases affected by a Lease Defect (the amount of such difference being the “Quicksilver 2013 Lease Defect Acreage Amount”), then Quicksilver shall pay to SWEPI, in the form of a credit for well costs associated with subsequent AFEs submitted by a Party, an amount equal to fifty percent (50%) of the Quicksilver 2013 Lease Defect Acreage Amount multiplied by [***] (“Quicksilver Lease Defect Acreage Payment”).  If the total Quicksilver Lease Defect Acreage Payment has not been paid by Quicksilver by June 30, 2014, then Quicksilver shall pay SWEPI the remaining Quicksilver Lease Defect Acreage Payment by July 31, 2014 in immediately available funds by wire transfer to an account designated by SWEPI.

ARTICLE 4 – AREA OF MUTUAL INTEREST

4.1           Establishment and Term.   The Parties hereby establish an area of mutual interest, covering lands within the SWAN Project Area (the “AMI”).  At Closing, the AMI shall become in force and effect from the Effective Date until a date that is ten (10) years from the date of the Closing (“Termination Date”).

4.2           Acquisitions. For purposes of this Agreement, an “Acquisition” shall mean the acquisition of any oil and gas mineral interest before the Termination Date by a Party or

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

an Affiliate of a Party covering lands within the AMI; provided, however, that an “Acquisition” shall not include any lease or a renewal of a Lease that a Party acquires to cure a Lease Defect.  Such Acquisition, whether acquired directly or indirectly, shall include without limitation, mineral fee interests, oil and gas leases, options to lease, farm-ins, options to farm-in, acreage contributions, interests in production, bottom hole agreements or exploratory agreements.  If an Acquisition includes lands located within the AMI and lands located outside the boundaries of the AMI, the Acquisition shall be deemed to include only the lands located inside the AMI, unless the Parties agree otherwise.

4.3           Notification. All Acquisitions must be reported by the acquiring Party to the non-acquiring Party within thirty (30) days after the effective date of such Acquisition, or, with respect to any Acquisition during the period from the Effective Date until the Closing, contemporaneously with the Closing.  Such notification shall include, but not be limited to, a description of the interest acquired, the area covered, the terms of the Acquisition and the direct cost incurred (including brokerage fees), and a copy of the proposed agreement for the Acquisition.

4.4           Election.  The non-acquiring Party will have thirty (30) days after receipt of the notice to furnish the acquiring Party with written notice of its election to acquire and pay for its fifty percent (50%) share of the reasonable out-of-pocket costs the acquiring Party (or its Affiliate) paid in connection with the Acquisition.  Failure to provide such notice within the 30-day period will be deemed an election not to acquire its proportionate share of the Acquisition which will thereafter no longer be subject to this Agreement, the Interim JOA or any other applicable operating agreement entered into by and between the Parties pursuant to the terms of this Agreement.

4.5           Assignments.  If the non-acquiring Party elects to acquire its fifty percent (50%) share of the Acquisition, the acquiring Party, within ten (10) days of receipt of payment from the non-acquiring Party for its share of the reasonable out-of-pocket costs the acquiring Party (or its Affiliate) paid in connection with such Acquisition, shall deliver to the non-acquiring Party an assignment of the non-acquiring Party’s fifty percent (50%) share of the Acquisition.  Assignments pursuant to the AMI shall be made free and clear of any burdens placed thereon by the acquiring Party.   Such assignments shall be prepared in accordance with Exhibit M and be properly executed and notarized for recording purposes.  All Acquisitions in which the non-acquiring Party receives an assignment of its fifty percent (50%) share pursuant to this Article 4.5 shall be subject to this Agreement and, to the extent not subject to an existing third-party operating agreement and until such time that the Parties enter into an operating agreement substantially in the form of the Operating Agreement or Federal/State Unit Operating Agreement, as the case may be, pursuant to the terms of this Agreement, the Interim JOA.

4.6           Lease Maintenance. From and after the Closing, the Parties shall administer the payment of all rentals, lease options, lease extension and renewal bonuses for the Leases as follows:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Leases listed in Part I of Exhibit “A-1” and the Oil and Gas Leases covering the Oil and Gas Interests listed in Part II of Exhibit A-2 – Quicksilver administers;

Leases listed in Part I of Exhibit “A-2” and the Oil and Gas Leases covering the Oil and Gas Interests listed in Part II of Exhibit A-1 – SWEPI administers; and

From and after the Closing, the Party who is the Operator shall administer the shut-in and minimum royalties for the Leases and Oil and Gas Leases covering the Oil and Gas Interests associated with the wells that such Party operates.

Interests acquired during the AMI Period - The acquiring Party administers, unless otherwise agreed to by the Parties.

A Party shall not be liable to the other Party for erroneous payment or inadvertent failure to pay any such rental or option to extend so long as such Party used reasonable efforts to make such payments.  The other Party shall reimburse the paying Party for its Proportionate Share of such costs outlined above on all Leases; provided, however, that if a Party incurs costs in connection with obtaining a renewal or extension of a Lease contributed by such Party that is affected by a Lease Defect, the other Party shall not be obligated to pay its Proportionate Share of such costs. All reimbursements made hereunder shall be remitted within 30 days from receipt of an invoice.  Any Party may relinquish its leasehold interest by declining to participate in rentals or renewal bonus, provided the Party administering receives a written notice of such election ninety (90) days prior to payment of leasehold obligations.

4.7           Files. Within thirty (30) days of the Closing, each Party shall provide the other Party with electronic copies of all lease, contract, surface and well files and records contained in their offices pertaining to this Agreement, or with paper copies if electronic copies are not available.  Each Party shall pay its own copying and delivery costs.

ARTICLE 5 – OPERATIONS

5.1           Meetings. From and after Closing, the Parties agree to meet on or around (but not later than ten (10) business days after) the first day of each (x) calendar quarter occurring after the Closing and during the first three (3) years of the term of this Agreement (each, a “Quarterly Meeting”) and (y) March and September for each year thereafter (each, a “Semi-Annual Meeting”), in each case to discuss and exchange ideas regarding the following matters:

a.
(i) The joint operations and activities, including the technical aspects of such operations and activities, on the Oil and Gas Interests and Leases and otherwise within the SWAN Project Area during the previous calendar quarter (with respect to a Quarterly Meeting) or six (6) months (with respect to a Semi-Annual Meeting) and (ii) the costs and expenses incurred in connection with such operations and activities;

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

b.
Those joint operations and activities on the Leases or within the SWAN Project Area that are likely to occur during the next calendar quarter (with respect to a Quarterly Meeting) or six (6) months (with respect to a Semi-Annual Meeting) (“Anticipated Operations”);

c.	The operational and technical aspects of the Anticipated Operations;

d.
Lease and acreage acquisitions, land administration and permitting activities that the Parties intend to undertake during the next calendar quarter (with respect to a Quarterly Meeting) or six (6) months (with respect to a Semi-Annual Meeting) with respect to the development and operation of the SWAN Project Area;

e.
The budget of the costs and expenses anticipated or scheduled to be incurred in connection with the Anticipated Operations and the acquisitions and activities described in Article 5.1.d. immediately above; and

f.
Any other matter relating to the joint operations and activities within the SWAN Project Area that one Party proposes to be discussed at any such meeting by written notice to the other Party not less than ten (10) business days prior to any Quarterly Meeting or Semi-Annual Meeting.

Such meetings will be held on an alternating basis at the offices of each Party or, upon the mutual agreement of the Parties, video conference, and shall be attended by the appropriate operational, financial, land and land administration personnel and staff of SWEPI and Quicksilver.

5.2           Operatorship. Quicksilver shall be designated as the operator of the Quicksilver Wells and for all operations in (a) Township 6 North, Range 92 West, (b) Sections 19-21 & 28-33 of Township 6 North, Range 90 West, (c) Sections 1,2,7, 10-15, 18, 20-29 & 31-35 of Township 7 North, Range 87 West, (d) Sections 4-8, 17-22 & 27-32 of Township 7 North, Range 86 West, (e) Sections 3-6, 8 & 9 of Township 6 North, Range 87 West, (f) the Sombrero Federal Unit, and (g) the K-Diamond Federal Unit; provided, however, that SWEPI shall be designated as the operator of all operations on the tracts described in subclauses (c), (d) and (e) if the consent to assign the Lease covering such tracts is not conditioned upon Quicksilver acting as the operator.  SWEPI shall be designated operator for all other areas within the SWAN Project Area. A Party, as operator, shall conduct all operations and activities in accordance with this Agreement, any Federal Unit Agreement or the State of Colorado Unit Agreement and any subsequent executed Operating Agreement, substantially in the same form as Exhibit E-1, or Federal/State Unit Operating Agreement, substantially in the same form as Exhibit E-2, as the case may be.  Except to the extent and until such time that an area of the SWAN

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Project Area is covered by an Operating Agreement, an existing third party operating agreement, or Federal/State Unit Operating Agreement, as the case may be, entered into by the Parties pursuant to or in connection with the terms of this Agreement, the Parties’ ownership, operation and development of their respective interests in all other areas of the SWAN Project Area from and after Closing shall be governed by the terms and subject to the conditions set forth in the form of operating agreement attached hereto as Exhibit E-1 (the “Interim JOA”); provided, however, Article VIII.D.(i) shall be deemed to be removed from, and shall not apply to, the Interim JOA.  Notwithstanding and not in limitation of the foregoing, Quicksilver shall continue to operate the Quicksilver Wells, and Quicksilver shall be designated operator under each Operating Agreement executed and delivered by the Parties pursuant to Article 2.6, until such time as the Parties mutually agree that SWEPI shall take over as operator of such wells.

5.3           Annual Budgets.  At least ninety (90) days prior to the beginning of each calendar year during the term of this Agreement, each Party as operator hereunder or under any Operating Agreement, Federal/State Unit Operating Agreement or existing operating agreement to which the Parties are a party shall prepare and deliver to the other Party a non-binding statement setting forth (a) a budget of the estimated amount of capital costs and expenses anticipated or scheduled to be incurred during such calendar year with respect to the development and operation of that portion of the SWAN Project Area which such Party operates hereunder or under any such Operating Agreement, Federal/State Unit Operating Agreement or existing operating agreement and (b) the aggregate number of wells such Party expects to drill as operator during such calendar year, the aggregate number of wells such Party expects to complete as operator during such calendar year and a description of each other operation and capital project such Party expects to undertake as operator during such calendar year, which in each case give rise to such costs and expenses; provided, however, that such Party shall prepare and deliver to the other Party the statement for calendar year 2013 at Closing.

ARTICLE 6 – UNITIZATION

6.1           Unitization. From and after Closing, the Parties agree to cooperate and use reasonable efforts to form Federal and State of Colorado Units where possible.

6.2           Federal Unitization. If Closing occurs, the Parties agree that any Leases and any interests acquired by the Parties pursuant to an Acquisition pursuant to Article 4 which are located within Federal Units proposed after the Closing shall be governed by a Federal Unit Agreement  in the form attached hereto as Exhibit G-1 with such changes as the Parties mutually agree and the Federal/State Unit Operating Agreement, substantially in the same form as Exhibit E-2.

6.3           State of Colorado Unitization. If Closing occurs, the Parties agree that any Leases and any interests acquired by the Parties pursuant to an Acquisition pursuant to Article 4 which are located within State of Colorado Units proposed after the Closing shall be governed by a State of Colorado Unit Agreement in the form attached hereto as Exhibit G-2 with such changes as the Parties mutually agree and the Federal/State Unit Operating Agreement, substantially in the same form as Exhibit E-1.

6.4           Unit Joinders.  At Closing, the Parties agree to (a) execute all State of Colorado or Federal ratifications and joinders to commit the working, royalty and overriding royalty interests owned by it in any Lease or Oil and Gas Lease covering an Oil and Gas Interest to

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the State of Colorado or Federal units listed in Part (a) of Exhibit 6.4 as of the Effective Date, (b) join in the execution or ratification of each unit operating agreement described in Part (b) of Exhibit 6.4, (c) terminate each unit operating agreement listed in Part (c) of Exhibit 6.4 effective as of the Closing and execute a unit operating agreement substantially in the form of Exhibit E-2 for the Federal or State Unit covered by each such unit operating agreement, and (d) with respect to the unit operating agreement listed in Part (d) of Exhibit 6.4 (the “Existing Unit Operating Agreement”), use reasonable efforts to terminate the Existing Unit Operating Agreement and cause any third parties who are a party thereto execute a unit operating agreement substantially in the form of Exhibit E–2 for the Federal Unit covered by the Existing Unit Operating Agreement; provided, however, that if by Closing any such third party fails to terminate the Exisiting Unit Operating Agreement and execute such unit operating agreement in the form of Exhibit E-2, the Parties shall join in the execution or ratification of the Existing Unit Operating Agreement at Closing.

ARTICLE 7 – ESTABLISHING PROSPECT BLOCK

7.1           A prospect block shall consist of a nine section contiguous block encompassing as much of a prospect as possible, in as near a square configuration, with the initial drillsite located as near the center as possible (the “Prospect Block”).  Each Prospect Block must be configured such that there is no overlap between Prospect Blocks or areas covered by an existing third-party operating agreement, Operating Agreement or Federal/State Unit Operating Agreement (although they may share the same boundary), as the case may be.  From and after Closing, either Party may propose the establishment of a Prospect Block, along with the initial exploratory well (“Initial Well”) within such Prospect Block. The proposing Party shall furnish the non-proposing Party with the following:

a.	Structure map of the prospect to be tested at the objective formation;

b.	The AFE or cost estimate depicting both the estimated cost for a dry hole and for a completed producing well, including but not limited to casing, completion and surface equipment design;

c.	Leasehold and ownership map covering the Prospect Block;

d.	The proposed total depth, lateral length and objective formation for the Initial Well (the “Objective Depth and Length”); and

e.
 Operating Agreement, substantially in the same form as Exhibit E-1, or Federal/State Unit Operating Agreement, substantially in the form as Exhibit E-2, as the case may be, covering the Prospect Block.

7.2           The non-proposing Party shall have forty-five (45) days (the “Election Period”) following receipt of the foregoing information in which to make its election to participate. Such election shall be made by executing the AFE and such Operating Agreement or Federal/State Unit Operating Agreement and returning such AFE and operating agreement to the proposing Party within the Election Period. Operator shall,

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

within one hundred and twenty (120) days after expiration of the Election Period, commence the proposed operation; provided, however, said commencement date may be extended upon written notice of the same by Operator to the other Party, for a period of up to sixty (60) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way and easements) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Failure to commence actual drilling operations on the Initial Well within the proposed Prospect Block, within the time periods as described above, shall result in an immediate termination of the proposed Prospect Block and the accompanying Operating Agreement or Federal/State Unit Operating Agreement, as the case may be.

ARTICLE 8 – NON-PARTICIPATION IN WELLS

8.1           For an Initial Well that is not drilled in a Federal or State unit, if after Closing a Party elects to not participate in the Initial Well drilled in a Prospect Block in accordance with Article 7.2, and upon the drilling of such well to the proposed Objective Depth and Length as a well whose revenue exceeds operating costs (“Productive Well”), the non-participating Party shall assign to the participating Party, effective as of the date the actual drilling operations commenced, [***] percent [***] of such non-participating Party’s right, title and interest (this does not include a Party’s mineral or royalty interests) in the drilling, spacing or pro-ration unit for such Productive Well and [***] of the Party’s interest of the balance of the Prospect Block for such well. For the avoidance of doubt, if an Initial Well is drilled that does not qualify as a Productive Well, the non-participating Party shall retain their interest in the Prospect Block in the proportion to their ownership prior to the non- participation election.

8.2           For an Initial Well that is drilled in a Federal or State unit, if after Closing a Party elects to not participate in the Initial Well drilled in a unit in accordance with Article 7.2, and upon the drilling of such well to the proposed Objective Depth and Length as a Productive Well, the non-participating Party shall assign to the participating Party, effective as of the date the actual drilling operations commenced, [***] percent [***] of such non-participating Party’s right, title and interest (this does not include a Party’s mineral or royalty interests) in the anticipated, proposed or actual participating area (“PA”) as defined in the Federal or State Unit Agreement (Exhibit G-1 or G-2) for such Productive Well and [***] percent [***] of the Party’s interest in the balance of the unit; provided, however, in no event shall a non-participating Party be required to assign any portion of its interest in a PA to the extent it covers any participating area for an existing well which is covered by an existing Federal or State Unit Agreement. For the avoidance of doubt, if an Initial Well is drilled that does not qualify as a Productive Well, the non-participating Party shall retain their interest in such Federal or State unit in the proportion to their ownership prior to the non- participation election.

8.3           With respect to that portion of the PA in those Federal or State units in which a non-participating Party has relinquished and assigned [***] percent [***] of its right, title and interest, such Party shall not be eligible to participate in the subsequent Acquisition of interests in such portion of the PA by the participating Party and shall not independently acquire any interests in such portion of such unit during the term of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.4           Such relinquished interest shall be assigned by the non-participating Party to the participating Party without warranty of title except as to claims by, through or under the non-participating Party and shall be free of any burdens created by, through or under the non-participating Party, specifically excluding, however, any burden created in connection with any farmout or third -party acquisition.

8.5           All wells (other than the Initial Wells) drilled hereunder from and after Closing will be subject to the non-consent penalty set forth in the applicable Operating Agreement or Federal/State Unit Operating Agreement, as the case may be.

ARTICLE 9 – SUBSTITUTE WELLS

9.1           In the event that heaving shale, excessive pressures, impenetrable formations or other conditions should be encountered during the drilling of the Initial Well prior to reaching the Objective Depth and Length, which conditions would, in the opinion of a reasonably prudent operator, render further drilling impractical, and Operator elects to abandon the Initial Well, then within one hundred twenty (120) days after such abandonment, Operator shall have the option, but not the obligation, to commence the actual drilling of a substitute well for the Initial Well in the same Prospect Block, under those same terms and conditions specified in Article 7. Any such substitute well shall be drilled to the stratigraphic equivalent of the Objective Depth and Length stipulated for the Initial Well, and upon commencement, the substitute well shall be deemed to be one and the same as the Initial Well.

ARTICLE 10 - SUBSEQUENT OPERATIONS

10.1           All operations proposed and conducted subsequent to and during the drilling and completion of the Initial Well within a Prospect Block, Federal or State unit in which both Parties participate from and after Closing shall be governed by the applicable Operating Agreement or Federal/State Unit Operating Agreement, as the case may be.

ARTICLE 11 – REPRESENTATIONS AND WARRANTIES

11.1           Quicksilver represents and warrants to SWEPI:

a.
Quicksilver is a corporation, duly formed and is validly existing, in good standing under the laws of the State of Delaware and is in good standing as a corporation in all jurisdictions where the nature of its properties or business requires it.

b.	Quicksilver has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by Quicksilver:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)	has been duly authorized by requisite corporate action; and

(ii)	does not conflict or result in a violation or breach of or result in the acceleration of rights, benefits or payments under the certificate of incorporation and bylaws of Quicksilver.

This Agreement constitute a legal, valid and binding obligation of Quicksilver, enforceable against Quicksilver, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

c.
Except as set forth on Exhibit 11.1(c), no consent, waiver, approval, order, authorization or other action by or filings with any governmental authority or other person is required in connection with the execution, delivery and performance by Quicksilver of this Agreement.  Neither the execution and delivery of this Agreement by Quicksilver, nor the consummation of the transactions contemplated hereby, will violate or conflict in any material respect with (or result in the acceleration of material rights, benefits or payments under) any agreement, instrument, statute, regulation, rule, order, writ, judgment or decree to which Quicksilver is subject in respect of the Quicksilver Interests, Quicksilver Leases, Quicksilver Wells and/or Quicksilver Miscellaneous Agreements.

d.
Except as set forth in Exhibit 11.1(d), there are no lawsuits or other proceedings pending, or to the knowledge of Quicksilver threatened, against Quicksilver or the Quicksilver Interests, Quicksilver Leases and the Quicksilver Wells by or before any governmental authority.  Except as set forth in Exhibit 11.1(d), to Quicksilver’s knowledge, Quicksilver has not received written notice of any material demands or material claims threatened against or affecting the Quicksilver Interests, Quicksilver Leases and the Quicksilver Wells.

e.
To Quicksilver’s knowledge, (i) Quicksilver is not in default in any material respect under any of the Quicksilver Leases or Quicksilver Interests and (ii) all royalties, rentals, or other payments required to be paid by Quicksilver to maintain the Quicksilver Leases and Quicksilver Interests have been fully and timely paid in all material respects.

f.
To Quicksilver’s knowledge, (i) Quicksilver is not in default in any material respect under any of the agreements associated with the Quicksilver Wells and (ii) all royalties, rentals, or other payments required to be paid by Quicksilver to maintain the Quicksilver Wells have been fully and timely paid in all material respects.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

g.	None of the Quicksilver Leases is currently held in a tax partnership under section 761 of the Internal Revenue Code.

h.
Except as set forth in Exhibit 11.1(h), Quicksilver has no knowledge of any water or aquifer contamination, soil contamination, air pollution, damage or injury to plants or animals, or any other damage to or matters having a material adverse effect upon the environment and not in material compliance with applicable environmental laws, regulations or decrees with respect to the Quicksilver Wells, Quicksilver Interests or Quicksilver Leases existing as of the Effective Date.

i.
Except as set forth in Exhibit K, there are no production sales or marketing agreements or other agreements associated or related to and binding upon Quicksilver’s share of the production or marketing of minerals from any of the Quicksilver Interests, Quicksilver Leases or Quicksilver Wells.

j.
Except for the Quicksilver Wells and wells that constitute Quicksilver Excluded Assets, there are no wells located on any land covered by or pooled with the Quicksilver Leases or the Quicksilver Interests.

11.2	SWEPI represents and warrants to Quicksilver:

a.
SWEPI is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in all jurisdictions where the nature of its properties or business requires it.

b.	SWEPI has the limited partnership power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by SWEPI:

(i)	has been duly authorized by requisite limited partnership action; and

(ii)	does not conflict or result in a violation or breach of or result in the acceleration of rights, benefits or payments under the organization documents of SWEPI.

This Agreement constitutes a legal, valid and binding obligation of SWEPI, enforceable against SWEPI, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in proceeding at law or in equity).

c.
Except as set forth in Exhibit 11.2(c), no consent, waiver, approval, order, authorization or other action by or filings with any governmental authority or other person is required in connection with the execution, delivery and performance by SWEPI of this Agreement.  Neither the execution and delivery of this Agreement by SWEPI, nor the consummation of the transactions contemplated hereby, will violate or conflict in any material respect with (or result in the acceleration of material rights, benefits or payments under) any agreement, instrument, statute, regulation, rule, order, writ, judgment or decree to which SWEPI and the SWEPI Interests, SWEPI Leases and/or SWEPI Miscellaneous Agreements are subject.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

d.
There are no lawsuits or other proceedings pending, or to the knowledge of SWEPI threatened, against SWEPI or the SWEPI Interests or SWEPI Leases by or before any governmental authority.  To SWEPI’s knowledge, SWEPI has not received written notice of any material demands or material claims threatened, against or affecting SWEPI or the SWEPI Interests or SWEPI Leases.

e.
To SWEPI’s knowledge, (i) SWEPI is not in default in any material respect under any of the SWEPI Leases or SWEPI Interests and (ii) all royalties, rentals, or other payments required to be paid by SWEPI to maintain the SWEPI Leases and SWEPI Interests have been fully and timely paid in all material respects.

f.	None of the SWEPI Leases is currently held in a tax partnership under section 761 of the Internal Revenue Code.

g.
Except as set forth in Exhibit 11.2(g), SWEPI has no knowledge of any water or aquifer contamination, soil contamination, air pollution, damage or injury to plants or animals, or any other damage to or matters having a material adverse effect upon the environment and not in material compliance with applicable environmental laws, regulations or decrees with respect to the SWEPI Interests or SWEPI Leases existing as of the Effective Date.

h.
There are no production sales or marketing agreements or other agreements associated or related to and binding upon SWEPI’s share of the production or marketing of minerals from any of the SWEPI Interests and SWEPI Leases.

i.	There are no wells located on any land covered by or pooled with the SWEPI Leases or the SWEPI Interests.

11.3           Except as set forth in Articles 11.1, 11.2, 17.2 and the Assignment of Interest, each Party (such Party being referred to in this Article 11.3 as the “Disclaiming Party”):

a.
makes no representations or warranties, express, statutory or implied, including, without limitation, any representation and warranty regarding (i) any matter or circumstance relating to environmental laws, environmental liabilities, the release of materials into the environment or the protection of human health, safety, natural resources or the environment, or any other environmental condition relating to its interest in the Oil and Gas Interests, Leases, Quicksilver Wells and Miscellaneous Agreements (such interests being referred to in this Article 11.3 and Article 11.4 as the “Property”), or (ii) any right or ability to evacuate or transport hydrocarbon production off the Property, now or in the future;

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

b.
expressly disclaims (i) all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to the other Party (such other Party being referred to in this Article 11.3 as the “Recipient”) or any of its Affiliates, employees, agents, consultants or representatives (including, without limitation, any opinion, information, projection or advice that may have been provided to the Recipient by any officer, director, employee, agent, consultant, representative or advisor of the Disclaiming Party or any of its respective Affiliates), (ii) any representation or warranty, express, statutory or implied, as to (A) the contents, character or nature of any descriptive memorandum, report or statement of any petroleum engineering consultant, or any geological or seismic data or interpretation, relating to the Property, (B) any other materials or information that may have been made available or communicated to the Recipient or its Affiliates, or any of their respective employees, agents, consultants, representatives or advisors in connection with the transactions contemplated by this Agreement or any discussion or presentation relating thereto, (C) the quantity, quality, recoverability or marketability of petroleum substances in or from the Property, (D) any estimates of the value of the Property or future revenues generated by or therefrom, (E) the production of hydrocarbons from the Property, (F) the maintenance, repair, condition, quality, suitability, design or marketability of the Property, (G) merchantability, fitness for a particular purpose or conformity to models or samples of materials of any equipment included in the Property, and (H) any implied or express warranty of freedom from patent or trademark infringement; and

c.
expressly acknowledges and agrees that each Party shall be deemed to be obtaining the Property to be conveyed to such Party pursuant to the Assignment of Interests and, with respect to SWEPI, the assignment and bill of sale delivered by Quicksilver to SWEPI pursuant to Article 2.4, in its present status, condition and state of repair, “as is” and “where is” with all faults and that such Party has made or caused to be made such inspections as it deems appropriate.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.4           Except as set forth in Articles 11.1, 11.2 and 17.2, from and after Closing, each Party hereby releases, remises and forever discharges the other Party and its Affiliates from any and all claims that relate to or arise out of the ownership, use or operation of the Property prior to the Closing, known or unknown, whether now existing or arising in the future, contingent or otherwise, which such other Party might now or subsequently may have against the assigning Party or its Affiliates, relating directly or indirectly to the claims arising out of or incident to environmental laws or environmental liabilities, the release of materials into the environment or protection of human health, safety, natural resources or the environment, regardless of fault.

11.5           Notwithstanding anything contained to the contrary in any other provision of this Agreement, Quicksilver and SWEPI agree that the recovery by either Party of any damages suffered or incurred by it as a result of any breach by the other Party of any of its representations, warranties, covenants or agreements under this Agreement shall be limited to the actual damages suffered or incurred by the non-breaching Party as a result of the breach by the breaching Party of its representations, warranties, covenants or agreements hereunder and in no event shall the breaching Party be liable to the non-breaching Party for any indirect, consequential, special, exemplary or punitive damages suffered or incurred by the non-breaching Party as a result of the breach by the breaching Party of any of its representations, warranties, covenants or agreements hereunder.  For purposes of the foregoing, actual damages may, however, include indirect, consequential, special, exemplary or punitive damages to the extent (a) the injuries or losses resulting in or giving rise to such damages are incurred or suffered by any person who is not a Party or an Affiliate of a Party or their agents, employees, or representatives  and (b) such damages are recovered against a Party by such person.  This Article 11.5 shall operate only to limit a Party’s liability and shall not operate to increase or expand any contractual obligation of a Party or cause any contractual obligation of a Party to survive beyond the survival period set forth in Article 17.16 or the termination of this Agreement, as the case may be.

ARTICLE 12 – FORCE MAJEURE

12.1           If either Party is rendered unable, in whole or in part, by an Event of Force Majeure to carry out its obligations under this Agreement, other than an obligation to make monetary  payments or to provide an indemnity, such Party shall give to the other Party prompt written notice of the Event of Force Majeure accompanied by reasonable detailed information concerning such event; thereupon, the obligations of the Party giving such notice, so far as they are affected by the Event of Force Majeure, shall be suspended during, but no longer than, the continuance of the Event of Force Majeure.  As used herein, the term “Event of Force Majeure” shall mean an act of God, strike, lockout or other industrial disturbance, act of a public enemy, war, blockade, riot, lightning, storm, fire, flood or other act of nature, governmental action, governmental delay, governmental delays regarding environmental or permitting requirements, governmental restraint or governmental inaction, unavailability of equipment or transportation of same, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party affected thereby.  The affected Party shall use reasonable diligence to remove the Event of Force Majeure, or mitigate the effects thereof, as promptly as is reasonably practicable.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 13 – GEOLOGICAL, GEOPHYSICAL, WELL AND DRILLING  DATA

13.1           Well Information.  With respect to all wells drilled hereunder, the Operator shall furnish to the consenting or participating Parties the well information required under the governing Operating Agreement or Federal/State Unit Operating Agreement.

13.2           Data.  Costs for all future geological and geophysical data (seismic, magnetotelluric, etc.) that the Parties agree to mutually pursue after Closing, shall be acquired and owned on a Proportionate Share basis between such Parties and shall be subject to the confidentiality provisions set forth in Article 14.  Whenever one Party desires to pursue the acquisition of additional data that the other Party elects not to participate in, the non-participating Party shall have no rights to view or access such additional data and will have no ownership to such data.  From and after Closing, each Party shall provide the other Party access to any existing geological and geophysical data covering the SWAN Project Area under any existing license to the extent permitted by the terms of such license.  All such data in which a Party is provided access under this Article 13.2 shall be subject to the confidentiality provisions set forth in Article 14.  If such license does not permit a Party to provide access to such data, then the other Party shall have the right to acquire a license of such data within thirty (30) days after the Effective Date.

13.3           2D and 3D Surveys.  If after Closing either Party agrees to underwrite a technically acceptable speculative (e.g. multi-client) 2D and 3D surveys covering a portion of the SWAN Project Area during the term of this Agreement occurring after Closing, the other Party shall buy a license to the survey for the area that lies within the SWAN Project Area, provided that neither Party is obligated to spend more than [***] during any calendar year, beginning on January 1, 2013.  The Party underwriting such survey shall deliver to the other Party written notice thereof (which notice shall contain any appropriate technical parameters, costs and timing to perform such survey of such portion of the SWAN Project Area).  If a Party has spent [***] or more for licenses for surveys in any calendar year, beginning on January 1, 2013, then such Party shall have the right, but not the obligation, to also participate in such survey for the area that lies within the SWAN Project Area by providing written notice thereof within thirty (30) days after receipt of such notice.  If such other Party is required or timely elects to participate in such survey, it shall promptly pay to such underwriting Party its Proportionate Share of the costs attributable to conducting such survey to the extent attributable to such area.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 14 – CONFIDENTIALITY

14.1           Defined.  Confidential and proprietary data referred to herein as “Confidential Information” shall include, but not be limited to, geological, geophysical, land, engineering, environmental, and well information, technical information, including interpretations and models covering the SWAN Project Area, together with all legal information, terms, negotiations or any other information regarding the business transactions between the Parties pursuant to this Agreement, or, except as provided in Article 14.6, information regarding any aspect of this Agreement itself.  The term Confidential Information shall not include information that (a) is in a Party’s or its Affiliate’s possession prior to disclosure, (b) is or becomes known to the public other than as a result of a breach of this Agreement, (c) becomes available to a Party on a non-confidential basis from a source other than the other Party and not as a result of any breach of this Agreement or (d) is developed by a Party without the use of Confidential Information.

14.2           Term.  This Article shall survive termination of this Agreement and shall remain in effect from the Effective Date until five (5) years following termination of this Agreement.

14.3           No Disclosure.  Unless required by law, including without limitation any applicable securities laws, absent express written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), neither Party shall disclose the Confidential Information to any person or entity, including current leaseholders and mineral owners in the SWAN Project Area, except to any such leaseholder or mineral owner to whom the lessee is required to provide any such information pursuant to the terms of the applicable lease and to its own and its Affiliates’ officers, directors, employees and outside attorneys, accountants, lenders and financial, engineering and geological advisors, agents, consultants, and representatives, on a strict need-to-know basis in order to carry out the purpose of this Agreement, and each Party agrees to direct such persons to not disclose to any other person or persons the Confidential Information, and accepts full responsibility should they disclose such Confidential Information in violation of the terms of this Article 14.  Notwithstanding the foregoing, without consent of the other Party, either Party may disclose the Confidential Information to a third party who agrees in writing to the equivalent or more stringent confidential terms, solely for purposes of evaluating the possibility of entering into a transaction pursuant to which the third party would acquire all or a portion of the disclosing Party’s interest in the SWAN Project Area.

14.4           Unauthorized Access.  The Parties shall use reasonable efforts to prevent access by unauthorized persons to the Confidential Information, such efforts to reflect at least the same general degree of security that each Party accords its own Confidential Information, including, without limitation, ensuring that each outside attorney, accountant and any other advisor to whom it discloses the Confidential Information has a written obligation to hold it confidential.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

14.5           Compulsory Disclosure.  In the event either Party is requested or required by a governmental or regulatory authority or is under compulsion of legal process to disclose Confidential Information, such Party shall not, unless required by law, disclose the Confidential Information until the other Party has first (a) received prompt written notice of such request or requirement to disclose, and (b) had a reasonable opportunity to obtain a protective order or other reliable assurance that confidential treatment will be accorded to its Confidential Information.  The Party so requested shall not oppose actions by the other Party to assure such confidential treatment.

14.6           Announcements.  Except to the extent permitted above and except for the press release made on the Effective Date relating to the Parties entering into this Agreement and following the Closing relating to the closing of the transaction evidenced by this Agreement, neither Party shall issue any other press release or make any public announcement related to this Agreement or the activities hereunder without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).  Copies of any permitted press release or announcement shall be sent to the other Party for approval at least three (3) business days in advance of its publication, so that the other Party may make comments and/or modifications within such three (3) business day period.  Notwithstanding any other provisions, neither Party shall disclose the financial parameters of this Agreement, except to the extent required by government regulation or law.  The Party issuing a press release shall not be required to accept any modifications that, in its reasonable judgment, would impair any legal requirement to publicly disclose material information.

ARTICLE 15 – NOTICES

15.1           Any notice required to be provided hereunder shall be deemed received by the addressee upon the earliest of: (a) actual receipt; (b) five (5) days after deposit with the United States Postal Service, by certified mail, postage prepaid, return receipt requested; or (c) four (4) days after deposit, second day delivery postage prepaid, with Federal Express.   Each Party shall have the right to change its address for notice purposes by so notifying the other Party in writing.  Facsimile notices shall be deemed received upon confirmation of receipt by the Party notified.  The address of each Party for notice purposes is:

Quicksilver Resources Inc.
801 Cherry Street
Suite 3700, Unit 19
Fort Worth, TX  76102
Attention:  C. Clay Blum, Vice President – U.S. Land
Facsimile:  (817) 665-5018
Telephone:  (817) 665-5000

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

With a copy to (which shall not constitute notice):

Quicksilver Resources Inc.
801 Cherry Street
Suite 3700, Unit 19
Fort Worth, TX  76102
Attention:  John C. Cirone, Executive Vice President – General Counsel
Facsimile:  (817) 665-5021
Telephone:  (817) 665-5000

Fulbright & Jaworski L.L.P.
Fulbright Tower
1301 McKinney, Suite 5100
Houston, TX 77010-3095
Attention:  Deborah A. Gitomer and Craig S. Vogelsang
Facsimile:  (713) 651-5246

SWEPI LP
200 North Dairy Ashford
Houston, TX  77079
Attention: Rockies Land Manager
Facsimile:  (281) 544-4006
Telephone:  (281) 544-4737

ARTICLE 16 – DISPUTE RESOLUTION

16.1           Any controversy, dispute or claim, whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause) arising out of or related to this Agreement (including any amendments or extensions and any agreements attached as Exhibits hereto), or the breach or termination thereof (a “Dispute”) shall be settled by arbitration in accordance with the then current CPR Institute for Dispute Resolution Rules for Non-administered Arbitration of Business Disputes, and this provision. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16 to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction. The arbitration shall be held in Houston, Texas, or at some other location as mutually agreed upon by the Parties. There shall be three arbitrators. SWEPI and Quicksilver shall each select an arbitrator, and those arbitrators shall select the third arbitrator. To the extent the Parties' Dispute(s) concern matters of (i) oil and gas law, geology and/or petroleum engineering and/or (ii) environmental law and/or environmental science, then each arbitrator must be trained and knowledgeable in such matters. The arbitrators shall determine the Dispute of the Parties and render a final award in accordance with the substantive law of the state of Texas, excluding the conflicts provisions of such law. The arbitrators shall set forth the reasons for the award in writing. All statutes of limitations and defenses based upon passage of time applicable

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to any Dispute of a defending Party (including any counterclaim or set-off) shall be tolled while the arbitration is pending. The obligation to arbitrate any Dispute shall extend to the successors, assigns and third party beneficiaries of the Parties. The Parties shall use their best efforts to cause the obligation to arbitrate any Dispute to extend to any officer, director, employee, shareholder, agent, trustee, affiliate, or subsidiary. The terms hereof shall not limit any obligations of a Party to defend, indemnify or hold harmless another Party against court proceedings or other claims, losses, damages or expenses, as provided under Article 17.2 herein. The arbitrators shall order the Parties to promptly exchange copies of all documents regarding the materials in dispute, potential facts, witness lists and expert witness lists, and, if requested by a Party, to produce other relevant documents, to answer up to ten (10) interrogatories (including subparts), to respond to up to ten (10) requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing any or all listed witnesses, both fact and expert, within such Party's control. Any additional discovery shall only occur by agreement of the Parties or as ordered by the arbitrators upon a finding of good cause. Each Party shall bear its own costs, expenses and attorney's fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, the Party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorney's fees in connection with such court proceeding. In order to prevent irreparable harm, the arbitrators shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator a Party may, notwithstanding any other provision of this Agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the Party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than ten (10) days after the appointment of the arbitrators (or in any event for longer than sixty (60) days). Except as required by law (and then only after prior notice to the other Party), no Party shall disclose the facts of the underlying dispute or the contents or result of the arbitration without the prior consent of all Parties. If any part of this arbitration provision is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of this provision. In the event of a lawsuit by a third party against one of the Parties, that Party may implead the other Party or, if there is no impleader, the other Party may intervene in the lawsuit. Nothing in this Agreement shall restrict a Party's right to introduce all evidence and to make all arguments that a Party believes are appropriate in representing its defenses against a third party's claim. However, to the extent possible, the Parties shall arbitrate any dispute between them arising out of a third party's lawsuit. Such arbitration must be commenced between thirty (30) and sixty (60) days after the conclusion of the third party's lawsuit. All statutes of limitations and defenses based upon the passage of time, including any such defense based upon the terms of this arbitration clause, shall be tolled while the third party's lawsuit is pending and for sixty (60) days thereafter.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 17 – MISCELLANEOUS

17.1           Relationship.  It is not the intention of the Parties hereto to create a partnership, joint venture, mining partnership or association taxable as a corporation; and neither this Agreement nor the operations hereunder shall be construed as creating such a relationship.   The liability of the Parties hereto shall be several and not joint or collective, and each Party shall be responsible only for its obligations.  Nothing contained herein shall be construed to constitute either Party to be the partner of the other Party.

17.2           INDEMNITIES.  FROM AND AFTER CLOSING, QUICKSILVER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS SWEPI AND ITS AFFILIATES’, THEIR DIRECTORS, OFFICERS, MANAGERS, MEMBERS, EMPLOYEES, REPRESENTATIVES, AGENTS, ACCOUNTANTS AND ATTORNEYS FROM AND AGAINST ANY AND ALL CLAIMS, COSTS, EXPENSES AND LIABILITIES (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RELATED TO CLAIMS BY THIRD PARTIES WITH RESPECT TO QUICKSILVER’S OPERATIONS WITHIN THE SWAN PROJECT AREA PRIOR TO THE CLOSING, INCLUDING WITHOUT LIMITATION, ANY CLAIM FOR LOSS OR DAMAGE TO PROPERTY OR THE ENVIRONMENT, AND FOR COMPENSATION, DAMAGE, INJURY TO OR DEATH OF ANY PERSON WHOMSOEVER, UNLESS SAID CLAIM, COST, EXPENSE OR LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT OF SWEPI.  FROM AND AFTER CLOSING, SWEPI SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS QUICKSILVER AND ITS AFFILIATES’, THEIR DIRECTORS, OFFICERS, MANAGERS, MEMBERS, EMPLOYEES, REPRESENTATIVES, AGENTS, ACCOUNTANTS AND ATTORNEYS FROM AND AGAINST ANY AND ALL CLAIMS, COSTS, EXPENSES AND LIABILITIES (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RELATED TO CLAIMS BY THIRD PARTIES WITH RESPECT TO SWEPI’S OPERATIONS WITHIN THE SWAN PROJECT AREA PRIOR TO THE CLOSING, INCLUDING WITHOUT LIMITATION, ANY CLAIM FOR LOSS OR DAMAGE TO PROPERTY OR THE ENVIRONMENT, AND FOR COMPENSATION, DAMAGE, INJURY TO OR DEATH OF ANY PERSON WHOMSOEVER, UNLESS SAID CLAIM, COST, EXPENSE OR LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT OF QUICKSILVER.

17.3           Governing Law.  This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws otherwise applicable to such determinations.  In the event any dispute arises with respect to this Agreement, the Parties hereby consent to venue and jurisdiction of such disputes in the City of Houston and County of Harris, State of Texas.

17.4           Arbitration.  Except as otherwise provided herein, any disputes between the Parties arising out of or in connection with this Agreement shall be referred to and

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

determined by binding arbitration in accordance with the procedures set forth in Article 16.

17.5           Further Assurances.  The Parties agree to execute, acknowledge and deliver all instruments, agreements or other documents, and take all action which may be necessary or advisable consummate the transactions contemplated by this Agreement.

17.6           Integration.  This Agreement and the documents to be executed hereunder and the exhibits attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

17.7           Amendments; Waiver.  This Agreement may not be altered, or amended, nor any rights hereunder waived, except by an instrument in writing executed by the Parties.  No waiver by either Party of any one or more defaults by the other Party in the performance of this Agreement shall operate or be construed as a waiver of any other default or defaults, whether of a like or different nature.

17.8           Term and Termination.  Except as otherwise provided herein, this Agreement shall remain in effect until the Termination Date, the termination of this Agreement in accordance with its terms, or until the Parties hereto agree in writing to terminate this Agreement, whichever is sooner.  Upon termination of this Agreement, (a) the terms of all existing third-party operating agreements and all existing and pending Operating Agreements and Federal/State Unit Operating Agreements shall continue to govern the rights and obligations of the Parties thereto and (b) if Closing has occurred and there are any interests jointly held by the Parties in the SWAN Project Area that are not subject to or covered by an operating agreement executed by the Parties pursuant to this Agreement, the Parties shall execute the Interim JOA covering all such interests.  Notwithstanding anything contained herein to the contrary, if (a) the aggregate amount of net mineral acres covered by the Quicksilver Interest(s) and Quicksilver Lease(s) excluded from this Agreement and Exhibit A-1 pursuant to Article 3.6 on account of one or more Title Defects and/or Environmental Defects exceeds twenty-five percent (25%) of the total number of net mineral acres located within the SWAN Project Area and set forth on Exhibit A-1 as of the Effective Date for all Quicksilver Interests and Quicksilver Leases or (b) the aggregate amount of net mineral acres covered by the SWEPI Interest(s) and SWEPI Lease(s) excluded from this Agreement and Exhibit A-2 pursuant to Article 3.6 on account of one or more Title Defects and/or Environmental Defects exceeds twenty-five percent (25%) of the total number of net mineral acres located within the SWAN Project Area and set forth on Exhibit A-2 as of the Effective Date for all SWEPI Interests and SWEPI Leases, then in either case either Party shall have the right to terminate this Agreement.

17.9           Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their respective successors and permitted assigns.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

17.10           Covenants.  This Agreement and the terms, conditions and covenants herein shall be deemed to be covenants running with the land, and a burden upon each of the Party’s interest in the Leases and Oil and Gas Leases, for the benefit of the other Party’s interest in the Leases.

17.11           Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any benefits, rights or remedies.

17.12           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall be deemed to be one agreement.

17.13           Assignment.  Neither Party may assign its rights and interests under this Agreement without the prior written consent of the other Party; provided, however, that if a Party assigns all or any portion of its leasehold interest in one or more Leases and/or Oil and Gas Leases, such Party may assign its rights and interests under this Agreement to the extent relating to such interest in such Lease(s) and/or Oil and Gas Lease(s) without the consent of the other Party and without limiting such other Party’s rights under Article XVI.H of the Interim JOA or Article XVI.H. of any Operating Agreement or Section 30.7 of any Federal/State Unit Operating Agreement entered into by the Parties under this Agreement.  Any permitted assignment of this Agreement shall be subject to all of the terms and conditions of this Agreement, and the assignee shall agree to assume, bear and perform the assignor’s duties and obligations hereunder to the extent of such assignment; provided, however, that no such permitted assignment shall relieve a Party from its obligations arising under this Agreement or any Operating Agreement or Federal/State Unit Operating Agreement prior to the effective date of such assignment.  Any assignment of this Agreement in contravention of this Article 17.13 shall be void.  This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

17.14           Severability.  Each provision hereof is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

17.15           Currency.  All payments and deposits required herein shall be made in United States dollars.

17.16           Survival.   The following provisions of this Agreement shall survive the termination of this Agreement: Articles 14, 17.1, 17.2, 17.3, 17.4, 17.8 and this 17.16.  Except for the representations and warranties set forth in Articles 11.1(a), 11.1(b), 11.1(g), 11.2(a), 11.2(b) and 11.2(f), the representations and warranties set forth in Articles 11.1 and 11.2 shall terminate two (2) years after the Closing.

17.17           Conflicts.  In the event of a conflict between the provisions of this Agreement and any other agreement between SWEPI and Quicksilver related to or associated with the subject matter of this Agreement, including, but not limited to, any operating agreement,

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

 the provisions of this Agreement shall control and prevail.  Without limiting the generality of the forgoing:

a.
notwithstanding anything contained to the contrary in the Interim JOA or any Operating Agreement or Federal/State Unit Operating Agreement, no Party shall be required to indemnify, defend or hold harmless the other Party pursuant to the Interim JOA or any such Operating Agreement or Federal/State Unit Operating Agreement for any burden on a Lease created by, through or under such other Party; and

b.
notwithstanding anything to the contrary contained in Article VIII.B. or XVI.K. of the Interim JOA or any Operating Agreement or Article 18 of the Federal/State Unit Operating Agreement, the terms of each such Article shall not apply to any renewal or extension of a Lease that was obtained by a Party to cure or remove a Lease Defect pursuant to this Agreement.

17.18           Certain Agreements.  Within five (5) business days after the Effective Date, unless consent is required from a third party, which either Party will use commercially reasonable efforts to obtain, both Parties shall make available to the other copies of all Miscellaneous Agreements and Quicksilver shall make available copies of all agreements in its possession relating to the Quicksilver Excluded Assets.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement is executed and effective as of the date first above written.

QUICKSILVER RESOURCES INC.	SWEPI LP
By: /s/ Thomas F. Darden	By: /s/ Jeff Turnbull
Name Thomas F. Darden	Name Jeff Turnbull
Title Chairman of the Board	Title Attorney-In-Fact

Signature Page to Acquisition and Exploration Agreement